Exhibit 99.1
SXC HEALTH SOLUTIONS ANNOUNCES
TWO-FOR-ONE STOCK SPLIT
Lisle, Illinois, September 2, 2010 - SXC Health Solutions Corp. (“SXC” or the “Company”) (NASDAQ: SXCI, TSX: SXC), a leading provider of pharmacy benefits management (PBM) services and Health Care Information Technology (HCIT) solutions to the healthcare benefits management industry, announced today that its board of directors has declared a nominal dividend on the issued and outstanding common shares of the Company to effect a two-for-one stock split. Shareholders of record at the close of business on September 14, 2010, will be issued one additional common share for each share owned as of that date. The additional common shares will be distributed on September 17, 2010.
“This decision by our board of directors is meant to improve access to ownership for investors by increasing the liquidity of our shares,” said Mark Thierer, President and Chief Executive Officer of SXC. “The growth of our business demonstrates the consistent ability of our business model to provide flexible and customized solutions for clients to manage their healthcare costs and improve outcomes. Due to the share price performance and the long-term growth prospects of our business, we took this action to ensure that our price range is attractive to the widest possible audience of investors.”
The common shares of the Company are expected to start trading on an ex-dividend basis on the TSX at market opening on September 10, 2010 and on the NASDAQ Stock Market at market opening on September 20, 2010. Between September 10, 2010 and September 20, 2010 the common shares of the Company are expected to trade with due bills on the NASDAQ Stock Market. The stock split will increase the number of common shares outstanding from approximately 30.4 million shares to approximately 60.8 million shares.
About SXC Health Solutions Corp.
SXC Health Solutions Corp. is a leading provider of pharmacy benefits management (PBM) services and Health Care Information Technology (HCIT) solutions to the healthcare benefits management industry. The Company’s product offerings and solutions combine a wide range of PBM services and software applications, application service provider (ASP) processing services and professional services, designed for many of the largest organizations in the pharmaceutical supply chain, such as health plans, employers, federal, provincial, and, state and local governments, pharmacy benefit managers, retail pharmacy chains and other healthcare intermediaries. SXC is headquartered in Lisle, Illinois with 13 locations in the US and Canada. For more information please visit www.sxc.com.

Forward-Looking Statements
Certain statements included herein, including those that express management’s expectations or estimates of our future performance, constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies. We caution that such forward-looking statements involve known and unknown risks, uncertainties and other risks that may cause our actual financial results, performance, or achievements to be materially different from our estimated future results, performance or achievements expressed or implied by those forward-looking statements. Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including without limitation, our ability to achieve increased market acceptance for our product offerings and penetrate new markets; consolidation in the healthcare industry; the existence of undetected errors or similar problems in our software products; our ability to identify and complete acquisitions, manage our growth and integrate acquisitions; our ability to compete successfully; potential liability for the use of incorrect or incomplete data; the length of the sales cycle for our healthcare software solutions; interruption of our operations due to outside sources; our dependence on key customers; maintaining our intellectual property rights and litigation involving intellectual property rights; our ability to obtain, use or successfully integrate third-party licensed technology; compliance with existing laws, regulations and industry initiatives and future change in laws or regulations in the healthcare industry; breach of our security by third parties; our dependence on the expertise of our key personnel; our access to sufficient capital to fund our future requirements; and potential write-offs of goodwill or other intangible assets. This list is not exhaustive of the factors that may affect any of our forward-looking statements. Other factors that should be considered are discussed from time to time in SXC’s filings with the U.S. Securities and Exchange Commission, including the risks and uncertainties discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2009 Annual Report on Form 10-K and subsequent Form 10-Qs, which are available at www.sec.gov. Investors are cautioned not to put undue reliance on forward-looking statements. All subsequent written and oral forward-looking statements attributable to SXC or persons acting on our behalf are expressly qualified in their entirety by this notice. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise. Certain of the assumptions made in preparing forward-looking information and management’s expectations include: maintenance of our existing customers and contracts, our ability to market our products successfully to anticipated customers, the impact of increasing competition, the growth of prescription drug utilization rates at predicted levels, the retention of our key personnel, our customers continuing to process transactions at historical levels, that our systems will not be interrupted for any significant period of time, that our products will perform free of major errors, our ability to obtain financing on acceptable terms and that there will be no significant changes in the regulation of our business.
For more information, please contact:

Jeff Park	Susan Noonan	Dave Mason
Chief Financial Officer	Investor Relations — U.S.	Investor Relations — Canada
SXC Health Solutions Corp.	S.A. Noonan Communications	The Equicom Group Inc.
Tel: (630) 577-3206	(212) 966-3650	416-815-0700 ext. 237
investors@sxc.com	susan@sanoonan.com	dmason@equicomgroup.com